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                                                                      EXHIBIT 21



                             PIONEER COMPANIES, INC.

                                  SUBSIDIARIES


         Name of Company                                                                Jurisdiction
         ---------------                                                                ------------
         Pioneer Companies, Inc.                                                        Delaware
                  Pioneer Corporation of America                                        Delaware
                           Imperial West Chemical. Co.                                  Nevada
                                    Kemwater North America Company                      Delaware
                           PCI Chemicals Canada Inc.                                    New Brunswick
                           Pioneer Americas, Inc.                                       Delaware
                           Pioneer (East), Inc.                                         Delaware
                           Pioneer Licensing, Inc.                                      Delaware
                  Pioneer Water Technologies, Inc.                                      Delaware
                           KWT, Inc.                                                    Delaware